Exhibit 99.1

Sensei Biotherapeutics Provides Update on Strategic Priorities

- Closes Boston research site, reducing workforce by approximately 40 percent to decrease operating expenses -

- Continued focus on development of TMAb™ programs; IND submission for lead antibody SNS-101 anticipated in or prior to April 2023 -

- Cash runway extended into the second half of 2025 -

BOSTON, Dec. 8, 2022 (GLOBE NEWSWIRE) – Sensei Biotherapeutics, Inc. (Nasdaq: SNSE), an immuno-oncology company focused on the discovery and development of next-generation therapeutics for cancer patients, today announced a streamlining and realignment of resources to support its key indications and programs, including its lead antibody, SNS-101, a conditionally active antibody targeting the immune checkpoint VISTA, as well as its other TMAb™ (Tumor Microenvironment Activated biologics) platform programs.

In connection with this announcement, the Company will close its research site in Boston and reduce its total workforce by approximately 40%. The Company expects that such reduction in operating expenses, including employee-related costs and reduced occupancy costs, will extend Sensei’s estimated cash runway into the second half of 2025.

The Company will maintain its Rockville, Maryland research facility, where antibody discovery and production in support of SNS-101 and other TMAb programs is conducted, while maintaining a smaller business office in the Boston area. Sensei plans to relocate any ongoing work at its Boston research site to its Rockville, Maryland site.

“Our Board of Directors and management team remain focused on ensuring that Sensei is well positioned to execute on our near-term clinical and preclinical milestones. As we continue to progress the development of SNS-101 towards an IND in the coming months, we have made the strategic decision to reduce our early-stage R&D expenses related to certain discovery stage targets to more closely align with our strategic and financial goals,” said John Celebi, President and Chief Executive Officer of Sensei Biotherapeutics. “Today’s announcement follows a thoughtful decision-making process, where we ultimately determined that it is in the best interests of the Company to invest our resources where we believe they will have the greatest potential near-term impact. Decisions that impact our people are always extremely difficult, and I would like to express my gratitude to our departing employees for their hard work and service. We are committed to providing support for our impacted colleagues and to helping them identify other opportunities during this transition.”

In conjunction with these announcements, Robert Pierce, M.D., Sensei’s Chief R&D Officer, will move to a consulting role as a Science Fellow, effective December 7, 2022, and Edward van der Horst, Ph.D., Sensei’s Senior Vice President, Biologics Discovery & Early Development, has been promoted to Chief Scientific Officer, effective December 7, 2022.

Dr. Edward van der Horst, Ph.D. has over 20 years of research and development experience with a strong focus on antibody drug development across diverse target classes in oncology. He has been instrumental in the discovery and development of several clinical-stage therapeutic antibodies, including a first-generation anti-VISTA antibody that is currently in clinical trials as well as the first clinical stage anti-HER3 antibody. During his time at Sensei, Dr. van der Horst has overseen the discovery and early development of SNS-101, Sensei’s conditionally active anti-VISTA antibody, as well as other TMAb platform drug programs. Prior to joining Sensei in 2019, Dr. van der Horst worked at Zenith Epigenetics Ltd., Igenica Biotherapeutics Inc., OncoMed Pharmaceuticals, Tularik, Inc. (now Amgen) and U3 Pharma GmbH (now Daiichi-Sankyo). Dr. van der Horst earned his Ph.D. in biochemistry from the Max-Planck Institute of Biochemistry and conducted his master’s thesis at Max-Planck Institute of Neurobiology. He graduated with an M.S. in chemistry from the Ludwig Maximilian University of Munich.

Sensei continues to advance SNS-101 through investigational new drug-enabling studies, and intends to submit an Investigational New Drug application (IND) in or prior to April 2023. The Company has reported differentiated preclinical data demonstrating anti-tumor effects, promising pharmacokinetic properties and a superior cytokine release profile compared with non-conditional anti-VISTA therapies. While it advances SNS-101 into the clinic in the near-term, Sensei will continue discovery work for its discovery-stage programs targeting VSIG-4 and ENTPDase1, also known as CD39.

About Sensei Biotherapeutics

Sensei Biotherapeutics (Nasdaq: SNSE) is an immuno-oncology company focused on the discovery and development of next-generation therapeutics for cancer patients. Through its TMAb (Tumor Microenvironment Activated biologics) platform, Sensei develops conditionally active therapeutics designed to disable checkpoints and other immunosuppressive signals selectively in the tumor microenvironment to unleash T cells against tumors. Sensei’s lead investigational candidate is SNS-101, a conditionally active antibody designed to block the V-domain Ig suppressor of T cell activation (VISTA) checkpoint selectively within the low pH tumor microenvironment, where VISTA acts as a suppressor of T cells by binding the receptor PSGL-1. The company is also developing SNS-102, a conditional binding monoclonal antibody targeting V-Set and Immunoglobulin Domain Containing 4 (VSIG-4), as well as SNS-103, also a conditionally active monoclonal antibody targeting ecto-nucleoside triphosphate diphosphohydrolase-1 (ENTPDase1), also known as CD39. For more information, please visit www.senseibio.com, and follow the company on Twitter @SenseiBio and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “believe”, “designed to,” “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Sensei’s current beliefs and expectations. These forward-looking statements include expectations regarding the development of Sensei’s product candidates; the potential safety profile of Sensei’s product candidates; the potential benefits of Sensei’s product candidates; the timing of selection of lead product candidates; the timing of an IND submission to the FDA; and Sensei’s belief that its existing cash and cash equivalents will be sufficient to fund its operations at least into the second half of 2025. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the development of therapeutic product candidates, such as the risk that any one or more of Sensei’s product candidates will not be successfully developed or commercialized; the risk of delay or cessation of any planned clinical trials of Sensei’s product candidates; the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical studies, including the preclinical studies described in this press release, will not be replicated or will not continue in ongoing or future studies or clinical trials involving Sensei’s product candidates; the risk that Sensei’s product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate; risks associated with Sensei’s dependence on third-party suppliers and manufacturers, including sole source suppliers, over which we may not always have full control; risks regarding the accuracy of our estimates of expenses, capital requirements and needs for additional financing; and other risks and uncertainties that are described in Sensei’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) on November 8, 2022 and Sensei’s other Periodic Reports filed with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Sensei as of the date of this release, and Sensei assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Michael Biega

Senior Director, Investor Relations

Sensei Biotherapeutics

mbiega@senseibio.com

Media Contact:

Chris Railey

Ten Bridge Communications

chris@tenbridgecommunications.com